As filed with the Securities and Exchange Commission on April 7, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	6140 Stoneridge Mall Road Suite 590 Pleasanton, California 94588 (Address of principal executive offices)	94-2657368 (I.R.S. Employer Identification Number)

Registrant’s telephone number including area code: (925) 460-3600

THE COOPER COMPANIES, INC.

AMENDED AND RESTATED 2001 LONG TERM INCENTIVE PLAN

(Full title of the Plan)

CAROL R. KAUFMAN

Vice President of Legal Affairs, Secretary and

Chief Administrative Officer

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

(925) 460-3600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

LAURA GABRIEL, ESQ.

DANIEL MCBRIDE, ESQ.

LATHAM & WATKINS LLP

505 Montgomery Street, Suite 1900

San Francisco, CA 94111

(415) 391-0600

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share			Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock $.10 par value	3,300,000	$ $	29.50 29.67	(2) (2)	$97,870,540	(2)	$7,917.73	(2)

Preferred Stock Purchase Rights	1,650,000		(3)		(3)		(3)

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under The Cooper Companies, Inc. Amended and Restated 2001 Long Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without The Cooper Companies, Inc.’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The Proposed Maximum Offering Price Per Share is based on (a) the exercise price of $29.50 for outstanding options for 238,000 shares, and (b) for the remaining 3,062,000 shares, $29.67 per share, which represents the average of the high ($30.19) and low ($29.15) prices for The Cooper Companies, Inc.’s common stock quoted on the New York Stock Exchange, Inc. on March 31, 2003.

(3)	Attached to and trading with each share of common stock is one half of a right. Each one half of a right entitles the holder, under the circumstances set forth in the Rights Agreement, dated as of October 29, 1997, between The Cooper Companies and American Stock Transfer & Trust Company, as amended, to purchase 1/200 of a share of Series A Junior Participating Preferred Stock. Value attributable to such preferred stock purchase rights, if any, is reflected in the market price of the common stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

By a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 20, 2001, Registration File No. 333-67954, The Cooper Companies, Inc., a Delaware corporation, previously registered 700,000 shares of common stock, par value $.10 per share, reserved for issuance from time to time in connection with The Cooper Companies, Inc. 2001 Long Term Incentive Plan. On November 22, 2002 this amount was adjusted to 1,400,000 in connection with the Company’s two-for-one stock split. The plan has been amended to increase the number of shares of common stock issuable under the plan by 3,300,000 shares to 4,700,000 shares. Under this registration statement, we are registering the additional 3,300,000 shares of the common stock issuable under the plan. The contents of the registration statement no. 333-67954 are incorporated by reference herein.

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission by The Cooper Companies, Inc. are incorporated by reference in this registration statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2002;

(b)	The portions of our Annual Report to Stockholders for the fiscal year ended October 31, 2002 that were incorporated by reference into our October 31, 2002 Form 10-K;

(c)	The portions of the Proxy Statement for our March 25, 2003 Annual Meeting of stockholders that were incorporated by reference into our October 31, 2002 Form 10-K;

(d)	Our Quarterly Report on Form 10-Q for the period ended January 31, 2003;

(e)	Our Current Reports on Form 8-K filed on November 6, 2002, November 22, 2002, December 27, 2002, February 3, 2003, February 27, 2003 and April 3, 2003;

(f)	The description of our Common Stock contained in our registration statement on Form 8-A filed October 28, 1983; and

(g)	The description of the preferred stock purchase rights contained in our registration statement on Form 8-A filed November 3, 1997.

All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.    EXHIBITS

4.1

Restated Certificate of Incorporation, as partially amended, incorporated by reference to Exhibit 4(a) to The Cooper Companies, Inc.’s registration statement on Form S-3 (No. 33-17330) and Exhibits 19(a) and 19(c) to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1988.

4.2

Certificate of Amendment of Restated Certificate of Incorporation dated June 27, 1987, incorporated by reference to Exhibit 19 to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1987.

4.3

Certificate of Amendment of Restated Certificate of Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

4.4	Certificate of Amendment of Certificate of Incorporation dated May 24, 2000, incorporated by reference to Exhibit 3.4 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

4.5	Fourth Certificate of Amendment of Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 26, 2003.

4.6

Certificate of Elimination of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc. filed with the Delaware Secretary of State on October 30, 1997, incorporated by reference to Exhibit 4.1 on Form 10-K for fiscal year ended October 31, 1997.

4.7

Certificate of Designations of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc., incorporated by reference to Exhibit 4.0 to our Current Report on Form 8-K dated October 29, 1997.

4.8	Certificate of Increase of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc. filed with the Delaware Secretary of State on March 26, 2003.

4.9

Amended and Restated By-Laws of The Cooper Companies, Inc. dated December 16, 1999, incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

4.10

Rights Agreement, dated as of October 29, 1997, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.0 to The Cooper Companies, Inc.’s Current Report on Form 8-K dated October 29, 1997.

4.11	Amendment No. 1 to Rights Agreement dated September 26, 1998, incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K dated September 25, 1998.

4.12

The Cooper Companies, Inc. Amended and Restated 2001 Long Term Incentive Plan, incorporated by reference to Exhibit A to The Cooper Companies, Inc.’s Proxy Statement for its Annual Meeting of stockholders held on March 25, 2003 on Form 14A filed on February 7, 2003.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Auditors.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Cooper Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, California, on the 4th day of April, 2003.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Carol R. Kaufman Vice President of Legal Affairs, Secretary and Chief Administrative Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Carol R. Kaufman and Robert S. Weiss, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith or in connection with the registration of the common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by or on behalf of the following persons in the capacities indicated on the 4th day of April, 2003.

/s/ A. Thomas Bender (A. Thomas Bender)	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert S. Weiss (Robert S. Weiss)	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Stephen C. Whiteford (Stephen C. Whiteford)	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Allan E. Rubenstein, M.D. (Allan E. Rubenstein, M.D.)	Vice Chairman of the Board of Directors

/s/ Michael H. Kalkstein (Michael H. Kalkstein)	Director

/s/ Moses Marx (Moses Marx)	Director

/s/ Donald Press (Donald Press)	Director

/s/ Steven Rosenberg (Steven Rosenberg)	Director

/s/ Stanley Zinberg, M.D. (Stanley Zinberg, M.D.)	Director

THE COOPER COMPANIES, INC.

EXHIBIT INDEX

Description of Exhibit

4.1

Restated Certificate of Incorporation, as partially amended, incorporated by reference to Exhibit 4(a) to The Cooper Companies, Inc.’s registration statement on Form S-3 (No. 33-17330) and Exhibits 19(a) and 19(c) to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1988.

4.2

Certificate of Amendment of Restated Certificate of Incorporation dated June 27, 1987, incorporated by reference to Exhibit 19 to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1987.

4.3

Certificate of Amendment of Restated Certificate of Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

4.4	Certificate of Amendment of Certificate of Incorporation dated May 24, 2000, incorporated by reference to Exhibit 3.4 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

4.5	Fourth Certificate of Amendment of Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 26, 2003.

4.6

Certificate of Elimination of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc. filed with the Delaware Secretary of State on October 30, 1997, incorporated by reference to Exhibit 4.1 on Form 10-K for fiscal year ended October 31, 1997.

4.7

Certificate of Designations of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc., incorporated by reference to Exhibit 4.0 to our Current Report on Form 8-K dated October 29, 1997.

4.8	Certificate of Increase of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc. filed with the Delaware Secretary of State on March 26, 2003.

4.9

Amended and Restated By-Laws of The Cooper Companies, Inc. dated December 16, 1999, incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

4.10

Rights Agreement, dated as of October 29, 1997, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.0 to The Cooper Companies, Inc.’s Current Report on Form 8-K dated October 29, 1997.

4.11	Amendment No. 1 to Rights Agreement dated September 26, 1998, incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K dated September 25, 1998.

4.12	The Cooper Companies, Inc. Amended and Restated 2001 Long Term Incentive Plan, incorporated by reference to Exhibit A to The Cooper Companies, Inc.’s Proxy Statement

Description of Exhibit

for its Annual Meeting of stockholders held on March 25, 2003 on Form 14A filed on February 7, 2003.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Auditors.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).